                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 22, 1997

                            ENVIROTEST SYSTEMS CORP.
                            ------------------------
             (Exact name of registrant as specified in its charter)

    Delaware                       0-21454                   06-0914220
 (State or other                 (Commission                (IRS Employer
 jurisdiction of                 File Number)              Identification
 incorporation)                                                Number)


                         ENVIROTEST TECHNOLOGIES, INC.
                         -----------------------------
             (Exact name of registrant as specified in its charter)

    Delaware                     33-57384-01                 36-2680300
 (State or other                 033-75406-01               (IRS Employer
 jurisdiction of                 (Commission               Identification
 incorporation)                  File Number)                  Number)


                                246 Sobrante Way
                          Sunnyvale, California 94086
                                 (408) 774-6300
    (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)
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Item 5. Other Events

        On September 22, 1997, Envirotest Systems Corp. (the "Company") announced that $88,332,000 aggregate principal amount of its 9 1/8% Senior Notes due 2001 (the "Securities") were validly tendered in its debt tender offer, completed September 17, 1997. Of this amount, $50,000,000 aggregate principal amount of Securities were purchased by the Company. The Company commenced the tender offer on August 19, 1997, at which time the Company announced its intention to purchase up to $50,000,000 aggregate principal amount of Securities for 100% of their principal amount, plus accrued and unpaid interest.

        On September 26, 1997, the Company disclosed in Amendment No. 2 to its
Schedule 13E-4, filed with the Securities Exchange Commission, that 4,388,091 shares of its Class A Common Stock, par value $.01 per share (the "Common Stock"), were validly tendered at a price of $4.50 per share in its Dutch auction tender offer completed September 17, 1997. All of such shares were purchased by the Company. The Company commenced the tender offer on August 19, 1997 at which time the Company announced its intention to purchase up to 4,444,444 shares of Common Stock at a range of $3.75 to $4.50 per share.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

                                              ENVIROTEST SYSTEMS CORP.

                                              ENVIROTEST TECHNOLOGIES, INC.


Dated: October 31, 1997                   By: /s/ Raj Modi
                                              ----------------------------
                                              Name: Raj Modi